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EXHIBIT 10.1                                                      EXECUTION COPY

                         LEASEHOLD ACQUISITION AGREEMENT

         THIS LEASEHOLD ACQUISITION AGREEMENT (the "Agreement") is made and entered into as of this 28th day of June, 2002, by and among CapStar Winston Company, LLC ("CapStar"), Meristar Management Company, LLC (the "Manager"), Winston Hotels, Inc. ("Winston"), WINN Limited Partnership ("WINN"), Evanston Hotel Associates, LLC ("Evanston"), Marsh Landing Hotel Associates, LLC ("Marsh Landing" and, together with WINN and Evanston, the "Lessors") and Barclay Hospitality Services Inc. ("Barclay"). The Agreement is effective as of July 1, 2002 (the "Effective Date").


                                   WITNESSETH:

         WHEREAS, CapStar has entered into lease agreements with the Lessors with respect to the forty-seven (47) hotels described in Exhibit A (the "Hotels") (as such agreements may have been amended or modified, each a "Lease Agreement" and collectively, the "Lease Agreements"); and

         WHEREAS, the parties desire to provide for the purchase and assignment of the Lease Agreements subject to the terms and conditions described herein; and

         WHEREAS, thirty-nine (39) of the Hotels described in Exhibit A are managed by Meristar Management Company, LLC, an affiliate of CapStar; and

         WHEREAS, seven (7) of the Hotels (the "IMIC Hotels") are managed by the Interstate Management and Investment Corporation ("IMIC") and one (1) Hotel (the "Hilton Hotel") is managed by the Hilton Corporation ("Hilton"); and

         WHEREAS, the parties desire to set forth other agreements and covenants as set forth herein;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties do hereby agree as follows:

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

         1. Assignment and Assumption of Lease Agreements and Leasehold Assets.

                  (a) CapStar hereby conveys, sells, transfers, assigns and delivers to Barclay as of the Effective Date the Lease Agreements and, as contemplated by Section 1(b) hereof, the Leasehold Assets (as hereinafter defined). Barclay hereby assumes as of the Effective Date the Lease Agreements and the Leasehold Assets and, subject to the provisions of Section 3 hereof,

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all liabilities and/or obligations of CapStar arising under the Lease Agreements and/or the Leasehold Assets to the extent (i) such liabilities and/or obligations arise or are incurred with respect to periods from and after the Effective Date or (ii) to the extent Barclay or Winston receives a credit therefor on the Estimated Settlement Statement or Actual Settlement Statement
(as defined in Section 6 hereof), such liabilities and/or obligations are paid or performed or remain to be paid or performed from and after the Effective Date but first arose or were incurred with respect to periods prior to the Effective Date.

                  (b) Upon the terms and subject to the conditions set forth in this Agreement, CapStar hereby conveys, sells, transfers, assigns and delivers to Barclay as of 12:01 AM on the Effective Date (the "Cut-off Time"), and Barclay hereby assumes and accepts from CapStar as of the Cut-off Time, all right, title and interest of CapStar in and to the following assets, properties, rights (contractual or otherwise) of CapStar relating to the Lease Agreements and/or the Hotels (collectively, the "Leasehold Assets"):

                           (i) All expendable supplies, including, but not limited to, all china, glassware, linens, towels, washcloths, bedding, napkins, tablecloths, silverware, kitchen and bar small goods, paper goods, guest supplies, cleaning and maintenance supplies, office supplies, operating supplies, printing, stationery and uniforms owned by CapStar or the Manager and located at the Hotels or held in storage for use at the Hotels (the "Expendables");

                           (ii) All fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances, computer hardware and equipment, software, reservations terminals, vehicles, building materials, telephones and other communications equipment, copiers, facsimile machines, postal machines, televisions, signs, vacuum cleaners, video equipment and other articles of personal property owned by CapStar or the Manager and located at the Hotels or held in storage for use at the Hotels, excluding therefrom (A) all property owned by any hotel franchisor or by any tenant under a Space Lease (as defined in Section 2(b)(ix) hereof) and (B) the property listed on Exhibit B (the "Furnishings");

                           (iii) All opened and unopened food and beverages (alcoholic and non-alcoholic) owned by CapStar or the Manager and located at the Hotels or held in storage for use at the Hotels ("Consumables");

                           (iv) All service and equipment contracts, employment agreements, union contracts, purchase orders, equipment leases, and other contracts or agreements relating to the ownership, operation, maintenance, provisioning or equipping of the Hotels, together with all assignable related written warranties and guaranties (individually and collectively, "Contracts"). The parties acknowledge and agree that the Contracts may be subject to the terms of certain master agreements pursuant to which goods are provided and/or services rendered to properties owned, leased or managed by CapStar, the Manager and/or their respective affiliates, but that any and all right, title or interest which CapStar or the Manager or their respective affiliates may have in such master agreements are not included within the definition of Contracts and are not being assigned or assumed under this Agreement;

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                           (v) All goodwill, trade names and logos (if any, and
         used solely in connection with the Hotels, and only to the extent of CapStar's or the Manager's interest therein, if any), the Hotels' websites and web addresses, if any, and the Hotels' telephone numbers;

                           (vi) All contracts or reservations for the use or occupancy of guest rooms, meeting rooms and/or banquet facilities of the Hotels, and (except to the extent Barclay has received a credit therefor on the Estimated Settlement Statement or the Actual Settlement Statement) all advance deposits with respect thereto.

                           (vii) All books of original financial entry, books of account and other records with respect to the Hotels only, and all guest lists, customer files, group files, sales records, sales literature, brochures and other written marketing materials used in conducting the business and operations of the Hotels, to the extent in the possession of CapStar or the Manager, in such form as they exist on the Effective Date and to the extent not consolidated with items relating to other hotels owned, leased or managed by CapStar, the Manager or their respective affiliates (but the parties hereto acknowledge and agree that such books, records, lists, files, records and other items shall be with respect to the Hotels, and the guests and customers of the Hotels, only and not books, records, lists, files, records and other items of CapStar, the Manager and/or their affiliates which relate to hotels other than the Hotels);

                           (viii) All governmental licenses, permits, certificates, authorizations and approvals, to the extent transferable, used in or relating to the ownership, leasing, occupancy or operations of the Hotels including, without limitation, those necessary for the sale and on-premises consumption of liquor and other alcoholic beverages, to the extent held by CapStar or the Manager (individually and collectively, the "Permits");

                           (ix) All leases, subleases and other agreements for the use of space at the Hotels, including, but not limited to, agreements for the use of rooftop space of the Hotels for communications (individually and collectively, the "Space Leases"). Barclay understands and agrees that rents received under any communications leases may be net of commissions due to third party brokers;

                           (x) All accounts receivable and guest ledger receivables, but only to the extent CapStar has received a credit therefor on the Estimated Settlement Statement or the Actual Settlement Statement

                           (xi) All petty cash funds at the Hotels and cash in house banks, but only to the extent CapStar has received a credit therefor on the Estimated Settlement Statement or the Actual Settlement Statement

                           (xii) All of CapStar's rights and obligations in, to and under the franchise agreements and licenses for the Hotels; and

                           (xiii) All of CapStar's rights and obligations in, to and under the


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         management agreements for the IMIC and Hilton Hotels (individually and collectively, the "Third Party Management Agreements"); and

                           (xiv) All other expense items, including, without limitation, operating expenses, trade accounts, accounts payable, utility charges, taxes and other matters, for which Barclay receives a credit on the Estimated Settlement Statement or the Actual Settlement Statement.

The parties to this Agreement acknowledge and agree that (i) the Leasehold Assets do not include any computer software which is proprietary to CapStar, the Manager and/or their affiliates, and (ii) to the extent any Leasehold Assets are subject to, used by or licensed to CapStar or the Manager under any license or franchise agreement, including without limitation a hotel franchise agreement, or are subject to any Contract, such transfer to and use by any New Lessee of such Leasehold Assets shall be subject to (A) the terms and conditions of such license, franchise agreement, or Contract and (B) all rights in such Leasehold Assets held by the licensor or franchisor under such license or franchise agreement, or the contract party under such Contract.

                  (c) Neither CapStar nor the Manager shall have any obligation to obtain any consents which may be required with respect to the assignment of any Contracts, Permits or Space Leases; provided, however, that CapStar and the Manager shall cooperate with Barclay in obtaining any consent required in connection with transferable Permits and further provided that if any consent required under any Contract, Permit or Space Lease is not obtained and, as a result, Barclay is prevented from obtaining the benefits of such Contract, Permit or Space Lease, CapStar and the Manager shall cooperate with Barclay in any reasonable and lawful arrangement designed to provide for Barclay the benefits of such Contract, Permit or Space Lease. Barclay shall reimburse CapStar and/or the Manager for any reasonable out-of pocket expenses that they incur in connection with any such cooperation. Barclay and the Lessors shall jointly and severally indemnify, defend and hold CapStar and the Manager harmless from and against any cost, expense, loss, claim or other obligation or liability, including without limitation reasonable attorneys' fees and expenses, arising in connection with such arrangement. The parties acknowledge and agree that the provisions of this Section 1(c) shall not apply to hotel franchise agreements or liquor licenses, which are dealt with pursuant to Section 6(d) and
(f) of this Agreement.

                  (d) Barclay and the Lessors agree that the premises demised under the Lease Agreements and the Leasehold Assets shall be assigned, and Barclay shall assume the premises demised under the Lease Agreements and the Leasehold Assets, on the Effective Date as is, where is, with all faults with no right of set-off or reduction in the Purchase Price (except as provided for in this Agreement), and that such assignment and assumption shall be, except as provided for in this Agreement, without representation or warranty of any kind, whether express, implied, statutory or otherwise, and Capstar and Manager hereby disclaim and renounce any such representation or warranty. Barclay and the Lessors specifically acknowledge that, except as provided for in this Agreement, Barclay and Lessors are not relying and shall not rely on any representations or warranties of any kind whatsoever, whether express, implied, statutory or otherwise, from Capstar or Manager as to any matters ("Matters") concerning the Lease

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Agreements and/or the Leasehold Assets, including without limitation (A) the condition of the premises demised under the Lease Agreements and/or the Leasehold Assets, (B) whether the furnishings are in working order; (C) the livability or suitability for occupancy of any structure and the quality of its construction; (D) the amount, condition or fitness of any personal property, including without limitation Expendables, Furnishings, Consumables and other inventory; or (E) whether the improvements are structurally sound or in good condition, or in compliance with applicable governmental statutes, codes or ordinances. Notwithstanding anything to the contrary in this Agreement, Lessors and Barclay hereby release and discharge Capstar and (except to the extent Manager has indemnified Barclay with respect thereto under the New Management Agreements) Manager with respect to all such Matters.

                  (e) Barclay, WINN and Winston Hotels, Inc. acknowledge and agree that the parties hereto intended that Winston SPE LLC ("Winston SPE") would be included as a party to this Agreement as one of the Lessors and one of the Winston Parties and that Winston SPE's consent is required to assign the Leases under which Winston SPE is a Lessor pursuant to this Agreement. Winston SPE is not a party to this Agreement only because Winston SPE's managing member, Winston Manager Corporation, a Virginia corporation and a wholly-owned subsidiary of Winston Hotels, Inc. ("Winston Manager Corporation"), which is the only entity authorized under Winston SPE's operating agreement to enter into binding agreements on Winston SPE's behalf, is not, as of the date of this Agreement, validly existing and in good standing as a corporation in the State of Virginia with the State Corporation Commission of Virginia. Winston Hotels, Inc. hereby covenants and undertakes to take all steps necessary to cause Winston Manager Corporation, as the managing member of Winston SPE, (i) to become reinstated as a corporation in good standing in Virginia as soon as reasonably possible after the date of this Agreement and (ii) once such reinstatement has been accomplished, to execute and deliver, as the managing member of Winston SPE, a signature page counterpart to this Agreement, or such other document, agreement or instrument acceptable to Capstar, to Capstar and Manager indicating that Winston SPE is a Lessor and one of the Winston Parties for all purposes of this Agreement, and has become a party to this Agreement, as of the Effective Date, consents to the assignment of the Leases under which Winston SPE is the Lessor to Barclay pursuant to this Agreement, and is bound by all of the terms and conditions of this Agreement applicable to the Lessors or the Winston Parties. Winston Hotels, Inc. hereby agrees to indemnify, defend and hold harmless the MeriStar Indemnified Parties (as defined in Section 3(a) below) from and against any and all Obligations (as defined in Section 3(a) below) that are incurred by any of the MeriStar Indemnified Parties as a result of (i) the failure of Winston SPE to become a party to this Agreement as a Lessor and a Winston Party on the date hereof and (ii) the failure of Winston Hotels, Inc. to perform its obligations under this Section 1(e).

                  (f) Barclay, WINN and Winston Hotels, Inc. acknowledge and agree that the parties hereto intended that Evanston Hotel Associates, LLC ("Evanston") would be included as a party to this Agreement as one of the Lessors and that Evanston's consent is required to assign the Lease under which Evanston is a Lessor pursuant to this Agreement. Evanston has not executed this Agreement on the date hereof only because the individual authorized to execute the Agreement on behalf of Evanston unable at this time to execute the Agreement. Winston Hotels, Inc. hereby covenants and undertakes to use its best efforts to cause Evanston to execute and

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deliver a signature page counterpart to this Agreement, or such other document, agreement or instrument acceptable to Capstar, to Capstar and Manager indicating that Evanston is a Lessor for all purposes of this Agreement, and has become a party to this Agreement, as of the Effective Date, consents to the assignment of the Lease under which Evanston is the Lessor to Barclay pursuant to this Agreement, and is bound by all of the terms and conditions of this Agreement applicable to the Lessors. Winston Hotels, Inc. hereby agrees to indemnify, defend and hold harmless the MeriStar Indemnified Parties (as defined in Section 3(a) below) from and against any and all Obligations (as defined in Section 3(a) below) that are incurred by any of the MeriStar Indemnified Parties as a result of (i) the failure of Evanston to become a party to this Agreement as a Lessor on the date hereof and (ii) the failure of Winston Hotels, Inc. to perform its obligations under this Section 1(f).

                  (g) The parties executing and delivering this Agreement on the date hereof acknowledge and agree that, notwithstanding the fact that Winston SPE and Evanston have not executed and delivered this Agreement on the date hereof, this Agreement is a binding and enforceable agreement with respect to all parties who have executed and delivered the Agreement on the date hereof.

         2. Management Agreements. Barclay and the Manager are simultaneously herewith entering into management agreements (the "New Management Agreements") with respect to all of the Hotels, other than the Third Party Management Agreements. The New Management Agreements will be substantially in the form attached hereto as Exhibit C and will supersede and replace in all respects the existing management agreements with respect to the Hotels (other than the Third Party Management Agreements), which are listed on Exhibit D hereto. The commencement date of the Management Agreements shall be the Effective Date, which existing management agreements are hereby terminated as of the Effective Date.

         3. Indemnification.

                  (a) Barclay and the Lessors (the "Winston Parties") hereby jointly and severally agree to indemnify, defend and hold harmless CapStar, Manager and their respective affiliates (the "MeriStar Indemnified Parties") from and against:

                           (i) any and all costs, expenses, debts, liabilities, obligations, actions, causes of action, suits and claims relating to the Lease Agreements, the Leasehold Assets and/or the Hotels (collectively, "Obligations") that are incurred, or arise out of or relate to the occurrence of any act, action, omission, or event on or after the Effective Date (except to the extent Barclay is indemnified for such Obligations by Manager under the New Management Agreements or pursuant to CapStar's indemnity obligation under Section 3(b)(iii) hereof), or which are otherwise assumed by Barclay pursuant to Section 1 hereof or credited to Barclay pursuant to the Estimated Settlement Statement or Actual Settlement Statement;

                           (ii) any and all Obligations that are incurred, or arise out of or relate to the occurrence of any act, action, omission, or event before the Effective Date and that meet one or more of the following conditions: (A) such Obligation results from the fraud

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         of the Lessors, (B) such Obligation is asserted against any MeriStar
         Indemnified Party by a bona fide third party and is an Obligation against which Lessor indemnified CapStar under the applicable Lease Agreement; or (C) such Obligation is assumed by Barclay pursuant to
         Section 1 above or (to the extent of such credit) credited to Barclay pursuant to the Estimated Settlement Statement or Actual Settlement Statement;

                           (iii) mathematical calculation errors in the Estimated Settlement Statement or Actual Settlement Statement that adversely affect any MeriStar Indemnified Party;

                           (iv) any and all Obligations arising under the franchise agreements for the Hotels or the Third Party Management Agreements (A) which arise in connection with the transactions provided for in this Agreement (including without limitation (x) any default under any such agreement by a MeriStar Indemnified Party arising out of the performance of the transactions provided for in this Agreement, (y) any failure by any party to obtain consents required under such agreements in connection with the transactions set forth in this Agreement and/or (z) any failure by the Winston Parties to pay any and all transfer fees (whether such transfer fees were the obligation of any MeriStar Indemnified Party or any Winston Party (including without limitation affiliates of any Winston Party) under such agreements) arising under such agreements in connection with the transactions provided for in this Agreement), (B) which are the obligation of the Winston Parties, or with respect to which the Winston Parties have provided an indemnity, pursuant to Section 6(f) below, and/or (C) from and after the Effective Date (except to the extent that Barclay is indemnified by the Manager for such Obligations under the New Management Agreements); and

                           (v) any and all Obligations arising with respect to the transactions set forth in this Agreement under any of the terms of any agreement evidencing or securing any loan obligation of any Winston Party or affiliate thereof relating to the Lease Agreements, the Leasehold Assets or the Hotels, including without limitation any failure by any party to obtain any consents to the transactions set forth in this Agreement required under any such agreement (including without limitation any failure of a MeriStar Indemnified Party to comply with the provisions of any subordination agreement entered into by a MeriStar Indemnified Party and such lender which relate to the transactions set forth in this Agreement).

         The provisions of this Section 3(a) shall survive the Effective Date; provided, however, that the provisions of Section 3(a)(iii) shall survive only until February 28, 2003.

                  (b) CapStar and, by its signature below, MeriStar Hotels & Resorts, Inc. ("MHR") hereby jointly and severally agrees to indemnify, defend and hold harmless the Winston Parties and their respective affiliates (the "Winston Indemnified Parties") from and against:

                           (i) any and all Obligations that are incurred, or arise out of or relate to the occurrence of any act, action, omission, or event before the Effective Date and that

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         meet one or more of the following conditions: (A) such Obligation results from the fraud of CapStar, (B) such Obligation is asserted against any Winston Indemnified Party by any bona fide third party (including without limitation any employee or former employee of CapStar or Manager) and is an Obligation against which CapStar indemnified the applicable Lessor under the applicable Lease Agreement; or (C) such Obligation is retained by CapStar pursuant to Section 1 hereof or is (to the extent of such credit) credited to CapStar pursuant to the Estimated Settlement Statement or Actual Settlement Statement;

                           (ii) mathematical calculation errors in the Estimated Settlement Statement or Actual Settlement Statement that adversely affect the Winston Parties; and

                           (iii) any and all Obligations arising in connection with the assumption and/or termination of any material Contract that was entered into by CapStar or the Manager and assumed by Barclay, but only if such Contract meets all of the following conditions: (A) such Contract is not listed on Schedule A hereto (a "Scheduled Contract"),
         (B) such Contract contains terms and conditions that are not similar to the terms and conditions of any Scheduled Contract, and (C) such Contract is not a contract which a reasonably prudent owner, lessee or operator of hotels similar to the Hotels would have entered into given such facts and circumstances as applied when such Contract was executed.

         The provisions of this Section 3(b) shall survive the Effective Date; provided, however, that the provisions of Sections 3(a)(ii) and 3(a)(iii) shall survive only until February 28, 2003.

        4. Consent and Releases. Winston and the Lessors hereby consent to CapStar's assignment and transfer, and Barclay's assumption and acceptance, of the Lease Agreements and the Leasehold Assets. Except for the indemnification obligations provided for in Section 3 of this Agreement, the Winston Parties, the Lessors and their respective affiliates, on the one hand, and CapStar and its affiliates, on the other hand, hereby unconditionally release each other, effective as of the Effective Date, of and from all obligations, liabilities, and claims between the parties arising under the Lease Agreements with respect to all periods prior to and/or from and after the Effective Date. The parties agree that the foregoing release by the Winston Parties, the Lessors and their respective affiliates of CapStar and its affiliates includes a release of any claims relating to each Amendment to Management Agreement, executed by CapStar and IMIC June 20, 2000, and effective July 1, 2000.

        5. Consideration. In consideration of and in exchange for the transfer by CapStar of the Lease Agreements and the Leasehold Assets to Barclay pursuant to Section 1 hereof and the other terms and conditions hereof, Barclay agrees to make a cash payment to CapStar on the Closing Date by wire transfer of FIFTEEN MILLION DOLLARS AND no/100s ($15,000,000.00) (the "Purchase Price"), plus interest on $14,245,000 at an annual rate of 10% calculated from April 1 to June 30, 2002. In consideration of the agreement of the Manager to enter into the New Management Agreements, Barclay agrees to make a cash payment to the Manager on the Closing Date by wire transfer of TWO MILLION DOLLARS AND no/100s

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($2,000,000) (the "Management Payment"), plus interest on the Management Payment amount at an annual rate of 10% calculated from April 1 to June 30, 2002.

         6. Transition Rules. On or as of the date of this Agreement, the following transition rules will apply with respect to the operation of each
Hotel:

                  (a) Preliminary and Estimated Settlement Statements. Using the pro ration methodology set forth in Exhibit E hereto, Barclay and CapStar will, by no later than July 31, 2002, agree on an estimated settlement statement (the "Estimated Settlement Statement") that prorates the operating revenues and expenses and working capital of each Hotel between the parties as of the Cut-Off Time. Attached hereto as Exhibit E-1 is a preliminary settlement statement that the parties have generated and agreed upon using the same pro ration methodology set forth in Exhibit E, based on the operating revenues and expenses and working capital of the Hotels as of March 31, 2002 (the "Preliminary Settlement Statement"). In the event of any inconsistency between the methodology for the pro rations set forth in Exhibit E and the methodology used to calculate the Preliminary Settlement Statement, the methodology used to calculate the Preliminary Settlement Statement shall govern. The parties agree that the net payment owing from one party to the other on the Preliminary Settlement Statement shall be credited to the appropriate party at the time the Purchase Price and Management Fee are paid.

                  (b) Settlement Statement True-Up. The parties agree that any net difference between the Preliminary Settlement Statement and the Estimated Settlement Statement will be credited to the party benefiting from such net difference and the other party will pay such amount to such benefiting party in cash on July 31, 2002. On or before February 28, 2003, the parties hereto will agree on an actual settlement statement (the "Actual Settlement Statement") with respect to the Cut-Off Time using the same methodology used in the calculation of the Preliminary Settlement Statement and the Estimated Settlement Statement, except that such Actual Settlement Statement will be based on actual financial information available at that time with respect to operating revenues and expenses and working capital of each Hotel as of the Cut-Off Time. The parties agree that any net difference between the Actual Settlement Statement and the Estimated Settlement Statement will be credited to the party benefiting from such net difference and the other party will pay such amount to such benefiting party in cash on February 28, 2003. In no event, however, will the amount payable by the Winston Parties, on the one hand, or CapStar and/or the Manager, on the other hand, under this Section 6(b) exceed $250,000 (excluding mathematical errors in calculation for which the parties have each indemnified the other under Section 3 above).

                  (c) Leakage and Lease Payments.

                           (i) The parties agree that the Lessors or Barclay are entitled to receive, and the Preliminary Settlement Statement will reflect, a minimum of $400,000 in Leakage (as defined below) from the Hotels for the quarter ended on the Cut-Off Time payable by CapStar to the Lessors or Barclay. Leakage is defined as gross operating profit, as customarily defined in the hotel industry, less (A) a deemed management fee of 2% of gross income at the Hotels (excluding the Hotels managed by IMIC and Hilton), (B) management fees paid or payable under the applicable Third Party Management

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         Agreements, (C) rent paid or payable to the Lessors under the Leases, and (D) certain taxes, insurance and other expenses customarily reflected on CapStar's income statement.

                           (ii) Capstar agrees to make the payments to the Lessors required under the Leases for the month ended June 30, 2002 on July 10, 2002, and for the quarter ended June 30, 2002, on July 15, 2002.

                  (d) Intentionally Deleted.

                  (e) Employees. Because a CapStar affiliate, the Manager, will continue to manage and operate each of the Hotels (other than the Third Party Hotels), Barclay will not be responsible or liable for any employee severance payments or costs, or any other employee-related costs and expenses arising out of or resulting from the transactions provided for under this Agreement, except to the extent such costs and expenses are caused by the actions of Barclay. Each party agrees not to take any action that would cause a violation under the Worker Adjustment Retraining and Notification Act.

                  (f) Franchise Agreements.


                           (i) The Winston Parties shall proceed promptly and in good faith to give all notices required under each existing franchise agreement with respect to the transactions contemplated hereby, and Barclay shall use its good faith reasonable efforts to obtain a new license agreement from the existing franchisor under each such franchise agreement, or to assume such existing franchise agreement from CapStar, in accordance with all applicable provisions of the applicable franchise agreements. In connection therewith, and subject to the terms and conditions set forth herein, CapStar shall exercise its good faith efforts, at no cost or expense to CapStar, to assist Barclay in obtaining an assignment of each such existing franchise agreement for each Hotel (or a termination of such existing franchise agreement and the obtaining of a replacement franchise agreement with the same brand) in favor of Barclay, including without limitation executing any customary termination agreements or assignment agreements reasonably required by the franchisors and reasonably agreed to by CapStar. CapStar shall have no obligation with respect to any property improvement plan or other work requirement imposed by any franchisor as a condition to the termination or assignment to Barclay of any existing franchise agreement.

                           (ii) If Barclay determines, in its sole discretion, that assignment or replacement of some or all of the franchise agreements is too costly, CapStar agrees to continue as the franchisee under such franchise agreements, in which event the Winston Parties will indemnify CapStar as provided in Section 3(a)(iv) above. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, CapStar shall have no obligation to remain as franchisee under any franchise agreement with respect to any Hotel from and after the earlier to occur of (a) the termination of the New Management Agreement with respect to such Hotel by either party to such New Management Agreement, or (b) any default under such franchise agreement asserted by the franchisor thereunder which has not been cured in the time permitted by the franchisor, so long as such default was not caused by the failure of CapStar to operate the Hotels prior to the Effective Date in material compliance with its obligations under the Lease Agreements. In the event that CapStar elects to terminate or surrender any franchise agreement pursuant to the foregoing sentence, the Winston Parties shall be jointly and severally responsible for any and all damages (liquidated or otherwise), termination fees or other amounts imposed by the applicable franchisor in connection with such termination or surrender, and shall jointly and severally indemnify, defend and hold CapStar harmless from and against any and all costs, expenses, debts, liabilities, obligations, actions, causes of action, suits and claims relating to or in connection with such termination or surrender.

                           (iii) The Winston Parties jointly and severally agree to pay all change of ownership fees, inspection fees, termination fees, product improvement plan costs and/or other fees and costs imposed by the franchisors under the franchise licenses relating to the Hotels and incurred in connection with this Section 6(f) and all other fees and expenses imposed on CapStar, Manager or any of their respective affiliates by such franchisors under the franchise licenses relating to the Hotels in connection with any other matter undertaken by CapStar, Manager and their respective affiliates. In addition, the Winston Parties jointly and severally agree to reimburse CapStar and Manager for any reasonable out-of-pocket costs incurred by CapStar or Manager in connection with the assignment or replacement of the franchise agreements pursuant to this Section 6(f). Notwithstanding the foregoing, CapStar will be responsible for all franchise fees and other payments to the franchisors accruing under the franchise agreements through the Cut-Off Time, to the extent the same is the responsibility of CapStar under the Lease Agreements prior to the Effective Date, except as otherwise expressly provided in the Estimated Settlement Statement or Actual Settlement Statement.

                  (g) Contracts. All of the Contracts assumed by Barclay pursuant to this Agreement (other than the Management Agreements) will be with counterparties that are unaffiliated with CapStar or the Manager.

                  (h) Liquor License Transfer. CapStar or the Manager, as applicable, will take such action, at the cost and expense of Barclay and to the extent permitted by law, as may be necessary or appropriate to ensure that any existing alcoholic beverage licenses held by CapStar, the Manager or their agents in connection with their operation of the Hotels (the "Liquor Licenses") remain in full force and effect and available for the benefit of the Hotels. If and to the extent that any transfer or reissuance of any Liquor License is required, CapStar or the Manager, as applicable, and Barclay shall each cooperate with the other in effecting such transfer or reissuance. Without limiting the generality of the foregoing, if CapStar and Barclay are unable to obtain any necessary transfer or reissuance of any Liquor License prior to the Effective Date with respect to a particular Hotel, then, as of the Effective Date, CapStar or the Manager, as applicable, and Barclay shall, to the extent permitted by law, enter into an interim agreement (the "Interim Agreement") whereby CapStar will continue to operate the liquor concessions at the affected Hotel on behalf of Barclay pending the transfer or reissuance of the Liquor License. In that event, except to the extent provided under any New Management Agreement, Barclay shall indemnify, defend, and hold harmless CapStar from and against any and all claims, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees and costs) arising in connection with such operation.

                  (i) Consents. Barclay shall be responsible for obtaining any and all consents to the transactions set forth in this Agreement required from IMIC or Hilton under the Third Party Management Agreements. The Third Party Management Agreement with Hilton shall be deemed to be a franchise agreement for the purposes of Section 6(f) and Section 3(a) as well as a Third Party Management Agreement.

                  (j) Guarantee. As of the Effective Date, Winston and the other Winston Parties hereby unconditionally release the existing $20,000,000 Guarantee of Leases, dated as of November 17, 1997, provided by MeriStar Hospitality Corporation (as successor-in-interest to CapStar Hotel Company) of CapStar's obligations under the Lease Agreements, which Guarantee of Leases is hereby terminated and of no further force or effect.

                  (k) Pre-Effective Date Reservations and Agreements. Barclay and the Manager will honor the terms and rates of all room reservations, room allocations, and banquet facility and service agreements relating to the Hotels that are confirmed or entered into by CapStar in the ordinary and normal course of business prior to the Effective Date and that are to be honored or performed on or subsequent to the Effective Date.

                  (l) Guest Property. All baggage and other property belonging to guests of a Hotel ("Guest Property") that is in the care, possession, or control (including, without limitation, checked baggage and property left in safe deposit boxes) of CapStar on the day prior to the Date of this Agreement shall continue in the care, possession, or control of CapStar or shall be transitioned to the Manager, IMIC, or Hilton, as appropriate. CapStar shall be responsible for, and shall indemnify and hold Barclay and its affiliates harmless from and against any claim for, Guest Property placed in the care, possession, or control of CapStar, the Manager, or any of their affiliates before the Date of this Agreement.

                  (m) Holiday Inn Select, Dallas, Texas and Linen Inventory. The parties hereby agree to cooperate with each other in good faith in order to determine by no later than July 31, 2002, the cost to correct all damages caused by Manager's failure to maintain thirty (30) rooms in the Holiday Inn Select, Dallas, Texas Hotel in rentable condition consistent with the condition of other rentable rooms at such Hotel, as distinguished from damages resulting from any failure on the part of the Lessor of such Hotel to provide sufficient funds for required capital expenditures in such rooms at such Hotel. In addition, by no later than July 31, 2002, the parties will undertake a complete inventory of the linens at all Hotels as of the date of this Agreement, in order to determine whether the weighted average of the linen inventory at the Hotels, based on the number of rooms at the Hotels, is at least 2.25 linen turns as of the date of this Agreement. CapStar and Manager jointly and severally agree to reimburse the Lessors, in a cash payment on July 31, 2002, the aggregate amount of such damages caused by Manager and any linen shortfall at the Hotels below a weighted average, based on the number of rooms at the Hotels, of 2.25 turns as of the date of this Agreement, subject to an aggregate cap of $150,000 on CapStar's and Manager's payment obligations under this Section 6(k).

         7. Representations and Warranties of CapStar. CapStar hereby make the following representations and warranties to Barclay:

                  (a) Due Organization. CapStar is duly organized, validly existing and in good standing under the laws of the State of its organization and is duly qualified and in good standing to conduct business as a foreign limited liability company in each jurisdiction where it is required to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, operations or condition (financial or otherwise) of CapStar and its affiliates, taken as a whole, or the enforceability of this Agreement..

                  (b) Due Execution. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein by CapStar has been duly authorized by all necessary corporate action. The Agreement constitutes a valid and binding agreement of CapStar, enforceable in accordance with its terms.

                  (c) No Conflicts. The execution and delivery of this Agreement by CapStar and the consummation by CapStar of the transactions contemplated hereby will not, (A) violate any judgment, order, injunction, decree, regulation or ruling of any court or governmental entity or (B) conflict with, result in a breach of, or constitute a default under the certificate of formation or operating agreement of CapStar, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which CapStar or any of its affiliates is a party or by which CapStar or any of its affiliates may be bound.

                  (d) Litigation. There are no legal actions, suits or similar proceedings pending and served, or, to CapStar's knowledge, threatened against CapStar or the Hotels which if adversely determined would adversely affect CapStar's ability to consummate the transactions contemplated hereby.

                  (e) Bankruptcy. CapStar has not (A) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors,
(B) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property, or (C) made an assignment for the benefit of creditors as an alternative to commencing a petition of bankruptcy.

         8. Representations and Warranties Regarding the Winston Parties. The Winston Parties jointly and severally hereby make the following representations and warranties to CapStar and Manager:

                  (a) Due Organization. Each of the Winston Parties is duly organized, validly existing and in good standing under the laws of the State of its respective organization and is duly qualified and in good standing to conduct business as a foreign limited liability company, corporation or limited partnership in each state in which it is required to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Winston Parties, taken as a whole, or the enforceability of this Agreement.

                  (b) Due Execution. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein by the Winston Parties has been duly authorized by all necessary corporate action. The Agreement constitutes a valid and binding agreement of each of the Winston Parties, enforceable in accordance with its terms.

                  (c) No Conflicts. The execution and delivery of this Agreement by each of the Winston Parties and the consummation by each of the Winston Parties of the transactions contemplated hereby will not, (A) violate any judgment, order, injunction, decree, regulation or ruling of any court or governmental entity or (B) conflict with, result in a breach of, or constitute a default under the certificate of formation or operating agreement, articles of incorporation or partnership, as applicable, of each of the Winston Parties, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which any Winston Party or any of its affiliates is a party or by which any Winston party or any of its affiliates may be bound.

                  (d) Litigation. There are no legal actions, suits or similar proceedings pending and served, or, to the Winston Parties' knowledge, threatened against any Winston Party or the Hotels which if adversely determined would adversely affect the Winston Parties' ability to consummate the transactions contemplated hereby.

                  (e) Bankruptcy. No Winston Party has (A) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors,
(B) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property, or (C) made an assignment for the benefit of creditors as an alternative to commencing a petition of bankruptcy.

         9. Transfer Taxes. To the extent that any state or local taxes are imposed on the transfer of the Leasehold Assets hereunder, Barclay shall bear the expense of such taxes.

         10. Public Announcements; Confidentiality.

                  (a) Public Announcements. Neither party nor any of its affiliates shall issue or make any reports, statements or releases to the public or generally to its employees, customers, suppliers or other persons with respect to this Agreement or the transactions contemplated hereby without giving the other three (3) business days to comment on such report, statement or release.

                  (b) Confidentiality. Each party hereto shall keep confidential, and shall cause its directors, officers, employees, agents, representatives and advisors to keep confidential, any information from time to time received by it from any other party regarding such other party or its business affairs with respect to Hotels and/or the transactions contemplated under this Agreement; provided, however, that nothing herein shall restrict the disclosure of any such information to the extent required by statute, rule (including New York Stock Exchange rules and the rules and regulations of the Securities and Exchange Commission), regulation or judicial process, to its professional advisors and agents, to lenders or prospective lenders, to investors or prospective investors, to any third party with whom a party enters into discussions regarding a merger, a sale of all or substantially all of such party's assets or capital stock, or another type of business combination transaction (provided such party agrees to be bound by a customary confidentiality agreement with respect to such information), or the disclosure of any such information which is generally available to the public, or in connection with litigation.

         11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, together, shall be deemed one and the same agreement.

        12. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to be delivered when delivered by hand or sent by registered or certified mail (return receipt requested and postage prepaid) or by reputable overnight courier service and addressed as follows:

                  (a) If to CapStar, Manager, MeriStar Hospitality Corporation
                      or MHR, to:

                      c/o MeriStar Hotels & Resorts, Inc.
                      1010 Wisconsin Ave., N.W.
                      Washington, D.C. 20007
                      Attention: General Counsel
                      Tel: (202) 295-2316
                      Fax: (202) 295-1026

                  (b) If to any of the Winston Parties, to:

                      c/o Winston Hotels, Inc.
                      2626 Glenwood Avenue, Suite 200
                      Raleigh, NC 27608
                      Attention: Mr. Joseph V. Green
                      Tel: (919) 510-6017
                      Fax: (919) 510-6016

         13. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective subsidiaries, affiliates, successors, and assigns.

         14. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect to the matters set forth herein. No amendment or modification of this Agreement, or of any of the provisions hereof, shall be binding upon any party unless made in writing and signed by both CapStar and Barclay.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to its conflicts of laws provisions.


                     [SIGNATURES APPEAR ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   BARCLAY HOSPITALITY SERVICES INC.

                                   By:    /s/ Joseph V. Green
                                      -----------------------------------------
                                   Name:  Joseph V. Green
                                        ---------------------------------------
                                   Title: Executive Vice President
                                         --------------------------------------


                                   CAPSTAR WINSTON COMPANY, LLC

                                   By:    /s/ Chris Bennett
                                      -----------------------------------------
                                   Name:  Chris Bennett
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                                   MERISTAR MANAGEMENT COMPANY, LLC
                                   By:  MeriStar H & R Operating Company, L.P.,
                                        member
                                        By:  MeriStar Hotels & Resorts. Inc.,
                                             general partner

                                        By:    /s/ Chris Bennett
                                           ------------------------------------
                                        Name:  Chris Bennett
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                   MERISTAR HOTELS & RESORTS, INC.
                                   (for purposes of Section 3(b) only)

                                   By:    /s/ Chris Bennett
                                      -----------------------------------------
                                   Name:  Chris Bennett
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                                   WINN LIMITED PARTNERSHIP, L.P.
                                   By: Winston Hotels, Inc., its general partner

                                   By:    /s/ Joseph V. Green
                                      -----------------------------------------
                                   Name:  Joseph V. Green
                                        ---------------------------------------
                                   Title: Executive Vice President
                                         --------------------------------------


                                   WINSTON HOTELS, INC.

                                   By:    /s/ Joseph V. Green
                                      -----------------------------------------
                                   Name:  Joseph V. Green
                                        ---------------------------------------
                                   Title: Executive Vice President
                                         --------------------------------------

                                   EVANSTON HOTEL ASSOCIATES, LLC
                                   By: Regent Hotel Development II, LLC, its
                                       managing member
                                   By: Regent Partners, Inc., its sole member

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                   MARSH LANDING ASSOCIATES, LLC
                                   By: Marsh Landing Investment, L.L.C., its
                                       managing member

                                       By:    /s/ Charles M. Winston
                                          --------------------------------------
                                       Name:  Charles M. Winston
                                       Title: Managing Member

                                    EXHIBIT A

                                     HOTELS

--------------------------------------------------------------------------------
   NO.      HOTEL NAME                             ROOMS       MGMT       STATE
--------------------------------------------------------------------------------
   1    Comfort Inn Augusta                         123      Meristar       GA
   2    Comfort Inn Fayetteville                    176      Meristar       NC
   3    Comfort Inn Greenville                      190      Meristar       SC
   4    Comfort Inn Wilmington                      146      Meristar       NC
   5    Comfort Suites Orlando                      215      Meristar       FL
   6    Courtyard by Marriott Ann Arbor             160      Meristar       MI
   7    Courtyard by Marriott Houston               198      Meristar       TX
   8    Courtyard by Marriott Wilmington            128      Meristar       NC
   9    Courtyard by Marriott Winston Salem         122      Meristar       NC
   10   Fairfield Inn Ann Arbor                     110      Meristar       MI
   11   Hampton Inn & Suites Gwinnett               136      Meristar       GA
   12   Hampton Inn Boone                            95      Meristar       NC
   13   Hampton Inn Brunswick                       127      Meristar       GA
   14   Hampton Inn Cary                            130      Meristar       NC
   15   Hampton Inn Charlotte                       125      Meristar       NC
   16   Hampton Inn Durham                          137      Meristar       NC
   17   Hampton Inn Jacksonville                    120      Meristar       NC
   18   Hampton Inn Perimeter                       131      Meristar       GA
   19   Hampton Inn Ponte Vedra                     118      Meristar       FL
   20   Hampton Inn Southern Pines                  126      Meristar       NC
   21   Hampton Inn Southlake                       124      Meristar       GA
   22   Hampton Inn West Springfield                126      Meristar       MA
   23   Hampton Inn White Plains                    156      Meristar       NY
   24   Hampton Inn Wilmington                      118      Meristar       NC
   25   Hilton Garden Inn Albany Airport            155      Meristar       NY
   26   Hilton Garden Inn at RDU                    155      Meristar       NC
   27   Hilton Garden Inn Atlanta Winward           164      Meristar       GA
   28   Hilton Garden Inn Evanston                  178      Meristar       IL
   29   Holiday Inn at Tinton Falls                 171      Meristar       NJ
   30   Holiday Inn Express Abingdon                 81      Meristar       VA
   31   Holiday Inn Express Clearwater              127      Meristar       FL
   32   Holiday Inn Select Garland                  243      Meristar       TX
   33   Homewood Suites Alpharetta                  112      Meristar       GA
   34   Homewood Suites Cary                        120      Meristar       NC
   35   Homewood Suites Durham                       96      Meristar       NC
   36   Homewood Suites Lake Mary                   112      Meristar       FL
   37   Homewood Suites Phoenix                     126      Meristar       AZ
   38   Homewood Suites Raleigh                     137      Meristar       NC
   39   Residence Inn Phoenix                       168      Meristar       AZ
   40   Comfort Inn Charleston                      128        IMIC         SC
   41   Quality Suites Charleston                   168        IMIC         SC
   42   Comfort Inn Chester                         123        IMIC         VA
   43   Hampton Inn Chester                          66        IMIC         VA
   44   Comfort Inn Durham                          138        IMIC         NC
   45   Hampton Inn Hilton Head                     125        IMIC         SC
   46   Hampton Inn Raleigh                         141        IMIC         NC
   47   Homewood Suites Clearlake                    92       Hilton        TX

                                    EXHIBIT B

                                EXCLUDED PROPERTY

                                    EXHIBIT C

                        FORM OF NEW MANAGEMENT AGREEMENT

                                    EXHIBIT D

                        SCHEDULE OF MANAGEMENT AGREEMENTS


MASTER MANAGEMENT AGREEMENT, DATED AS OF AUGUST 3, 1998, AS AMENDED, BY AND BETWEEN CAPSTAR WINSTON COMPANY, LLC AND MERISTAR MANAGEMENT COMPANY, LLC.

                                    EXHIBIT E

                PRO RATION METHODOLOGY FOR OPERATIONAL SETTLEMENT

         On or before the Closing Date, CapStar and Barclay shall prepare, or cause to be prepared, a balance sheet as of the Effective Date pursuant to which CapStar will be credited for all assets and Barclay will be credited for all liabilities. Specifically:

         1. Final Night's Room Revenue. The final night's room revenue (the night immediately preceding the Effective Date) and applicable occupancy taxes (revenue from rooms occupied on the night immediately preceding the Effective
Date), including telephone and similar charges, shall be credited to CapStar.

         2. Advance Deposits. Any advance deposits or payments made to CapStar on confirmed reservations for dates on or after the Effective Date will be credited and transferred to Barclay.

         3. Licensing and Permit Fees. Amounts paid or payable as fees for the year or other fiscal period during which the Effective Date occurs for governmental licenses and permits which are assigned by CapStar to Barclay shall be prorated on a daily basis (but any amounts refundable under any permit or license which is not assigned shall remain the property of CapStar).

         4. Contracts. All payments and receipts under any of the Contracts assumed by Barclay which cover a period subsequent to the Effective Date shall be prorated on a daily basis through the Cut-Off Time, and any security deposits held by CapStar with respect to any such Contract shall be charged and transferred to Barclay at the Effective Date (subject to the terms and conditions of the Contract pursuant to which such deposit is held) and CapStar shall be given a credit at the Effective Date for any security deposit held by a third party pursuant to any such Contract assigned to Barclay at the Effective Date.

         5. Deposits. Except for utility and telephone deposits of CapStar for which CapStar will either be reimbursed or receive a credit, all prepayments for yellow page advertising and other deposits or similar payments made by CapStar for periods subsequent to the Effective Date will be prorated on a daily basis.

         6. Utility and Telephone Charges. All utility and telephone charges will be prorated on a daily basis for periods up to and including the Effective Date, and all accounts therefor will be terminated as to CapStar and established as to Barclay as of the Effective Date, and in connection therewith CapStar agrees to fill out the customary forms required by the telephone company to assign the existing phone numbers to Barclay. Final readings and final billings for utilities (including telephone) will be made, if possible, as of the Cutoff Time, in which event no proration will be made with respect to utility bills. CapStar will be entitled to all deposits made by CapStar and presently in effect with utility providers if such deposits are in the name of CapStar, and Barclay will be obligated to make its own arrangements for deposits with the utility providers. To the extent that utility bills cannot be rendered as of the Effective Date, such charges for the period through the Cut-Off Time shall be prorated as of the Cut-Off Time based upon the most recent available bills and readjusted on the basis of the actual bills as and when received.

         7. Vending Machines. CapStar's only right with respect to any vending machines within a Hotel is to receive commissions on sales therefrom, and such vending machines may be emptied and receipts therefrom recorded by the owner thereof, it being understood that CapStar is entitled to receive from the owner thereof all commissions with respect thereto which are unpaid as of the Effective Date. Barclay shall be entitled to all commissions thereon from and after the Effective Date.


         8. Accounts Receivable. Notwithstanding anything to the contrary contained herein, the Estimated Settlement Statement and Actual Settlement Statement shall reflect as a credit to CapStar an amount equal to all guest ledger accounts receivable at the Hotels less the allowance for doubtful accounts balance as of the Effective Date.

         9. Accounts Payable. Notwithstanding anything to the contrary contained herein, the Estimated Settlement Statement and Actual Settlement Statement shall reflect as a credit to Barclay an amount equal to all accounts payable and accrued liabilities as of the Effective Date with respect to goods and services delivered to a Hotel prior to the Effective Date.

         10. Impositions. Notwithstanding anything to the contrary contained herein, the Estimated Settlement Statement and Actual Settlement Statement shall reflect as a credit to Barclay an amount equal to all Impositions (other than Impositions that are the Lessors' responsibility under the Lease Agreements), if any, payable or accrued with respect to all of the Hotels as of the Effective Date.

         11. Subleases. All rentals under any subleases (including fixed rents and charges in respect of electricity, operating expenses and taxes) shall be prorated as of the Cut-Off Time if, as and when collected. Barclay shall receive a credit for the prorated amounts (as of the Cutoff Time) of all rents and other payments under any subleases at the Hotels previously paid to or collected by CapStar and attributable to any period following the Cutoff Time. After the Cutoff Time, CapStar will cause to be paid or turned over to Barclay all rents and other payments under the subleases, if any, received by CapStar and attributable to the period after the Cutoff Time. Delinquent rents will not be prorated. Barclay agrees to use good faith collection procedures with respect to the collection of any delinquent rents but Barclay shall have no liability for the failure to collect any such amounts and will not be required to conduct lock-outs or take any other legal action to enforce collection of any such amounts owed to CapStar from any sub-lessee. To the extent any sum collected by Barclay from a sublessee from and after the Cut-Off Time indicates to what invoice or period such sum is to be applied, such sum will be applied to such invoice or period. All other sums collected by CapStar from and after the Effective Date from each sub-lessee will be applied first to current amounts owed by such sub-lessee, and then, to prior delinquencies owed by such sub-lessee to CapStar.

         12. Franchise Fees. CapStar shall be responsible for the payment of all franchise and other fees, if any, under the Franchise Agreements with respect to the period up to the Cutoff

Time, to the extent the same were the responsibility of CapStar under the Lease Agreements, and Barclay shall be responsible for the payment of all franchise and other fees, if any, under the Franchise Agreements with respect to the period after the Cutoff Time.

         13. Employees. All wages and fringe benefits of Hotel employees shall be prorated as of the Cut-Off Time.


         14. House Banks. All cash on hand in house banks on the morning of the Effective Date shall become the property of Barclay and the amount thereof shall be credited to CapStar.

                  Any reference to proration on a "daily basis" means that CapStar shall receive a credit for any expenditures made by CapStar which are to be prorated hereunder calculated by multiplying such expenditure by a fraction the numerator of which is the number of days within the period for which the payment was made beginning on the Effective Date and the denominator of which is the number of days within the period for which such payment was made; and Barclay shall receive a credit for expenditures made or to be made by Barclay which are to be prorated hereunder, calculated by multiplying such expenditure by a fraction the numerator of which is the number of days within the period prior to the Effective Date, and the denominator of which is the number of days within the period for which such payment was made.

                                   EXHIBIT E-1

                        PRELIMINARY SETTLEMENT STATEMENT

                                   SCHEDULE A

                               SCHEDULED CONTRACTS